Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan of DURECT Corporation of our reports dated March 3, 2015, with respect to the financial statements and schedule of DURECT Corporation and the effectiveness of internal control over financial reporting of DURECT Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Redwood City, California

August 4, 2015